                                                                  EXHIBIT 99.1



                                  NEWS RELEASE

For More Information Contact:                          For Immediate Release -
Eugene  S. Putnam, Jr., Chief Financial Officer        January 23, 2003
713-507-7292

               STERLING BANCSHARES ISSUES CORRECTED CAPITAL RATIOS

HOUSTON -- Sterling Bancshares, Inc. (Nasdaq: SBIB) today reported a correction to the capital ratios reported in the fourth quarter earnings release dated January 16, 2003. The ratios, as of December 31, 2002 as reported on page 4 (titled Financial Highlights) should read:

                          Three Months Ended - 2002   Change from December 31, 2001
                          -------------------------   -----------------------------
Tier I Capital Ratio               8.42%                       (122) bps
Total Capital Ratio                9.33%                       (133) bps
Tier I Leverage Ratio              7.83%                        (57) bps

There is no effect on the Company's consolidated statements of earnings or consolidated balance sheets nor upon any other information set forth in the Company's January 16, 2003 fourth quarter earnings release.

Sterling Bancshares, Inc. is a Houston-based bank holding company that operates 40 community-banking offices in the greater metro areas of Dallas, Houston, San Antonio, and South Texas. Sterling also provides mortgage-banking services through its 80 percent-owned subsidiary, Sterling Capital Mortgage Company. Sterling's common stock is traded through the Nasdaq National Market System under the symbol SBIB. For more information on Sterling Bancshares, please visit the company's web site at www.banksterling.com.


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